Exhibit 16.1 to Form 8-K

December 18, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE Washington, DC 20549

Re: ShiftPixy, Inc.

Commission file number: 001-37954

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated December 18, 2017, of ShiftPixy, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Respectfully submitted,

 /s/ Squar Milner LLP

Newport Beach, California

December 18, 2017